Exhibit 10.6

                             UNION BANKSHARES, LTD.
                           2003 EQUITY INCENTIVE PLAN


                                    SECTION 1
                                  INTRODUCTION

      1.1 Establishment. Union Bankshares, Ltd., a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), hereby establishes the 2003 Equity Incentive Plan (the "Plan") for certain key employees and consultants of the Company.

      1.2 Purposes. The purposes of the Plan are to provide Participants with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value. The Plan is also designed to attract key employees and to retain and motivate key employees by providing an opportunity for investment in the Company.


                                    SECTION 2
                                   DEFINITIONS

      2.1 Definitions. The following terms shall have the meanings set forth below:

            (a) "Affiliated Corporation" means any corporation or other entity which is affiliated with Union Bankshares, Ltd. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.

            (b) "Award" means a grant made under this Plan in the form of Stock Options, Restricted Stock, Performance Units, Stock Bonuses or any other award.

            (c)   "Board" means the Board of Directors of the Company.

            (d) "Effective Date" means the effective date of the Plan, which shall be January 1, 2003.

            (e) "Eligible Employees" means employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Corporation or any division thereof, whose judgment, initiative and efforts are, or will be, in the discretion of the Incentive Plan Committee, important to the successful conduct of its business.

            (f) "Fair Market Value" means the officially quoted closing price of the Stock on the NASDAQ National Market System on a particular date. If there are no



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      Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the NASDAQ National Market System, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by NASDAQ or a quotation system of general circulation to brokers and dealers. If the Stock is not publicly traded, the Fair Market Value of the Stock on any date shall be determined in good faith by the Incentive Plan Committee after such consultation with outside legal, accounting and other experts as the Incentive Plan Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

            (g) "Incentive Plan Committee" means a committee consisting of at least two disinterested members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Incentive Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

            (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

            (i) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (j) "Non-Statutory Option" means any Option other than an Incentive Stock Option.

            (k) "Option" means a right to purchase Stock at a stated price for a specified period of time.

            (l) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

            (m) "Participant" means an Eligible Employee or consultant to the Company designated by the Incentive Plan Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

            (n) "Performance Cycle" means the period of time as specified by the Incentive Plan Committee over which Performance Units are to be earned.

            (o) "Performance Units" means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Shares or a combination thereof based on the achievement of performance targets during a Performance Cycle.

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            (p) "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of the following year.

            (q) "Predecessor Plan" means the Company's Equity Incentive Plan as in effect prior to the adoption of the Plan.

            (r) "Restricted Stock" means Shares granted under Section 9 that is subject to the restrictions imposed pursuant to said Section.

            (s) "Share" means a share of common stock, $.001 par value, of the Company.

            (t)   "Stock Bonus" means an Award granted pursuant to Section 10.

            (u) "Ten Percent Stockholder" means a person who directly or indirectly owns more than 10% of the total combined voting power of all classes of stock of the Company or of any parent, subsidiary or Affiliated Corporation.

      2.2 Number. Except when otherwise indicated by the context, the definition of any term herein in the singular shall also include the plural.


                                    SECTION 3
                               PLAN ADMINISTRATION

      The Plan shall be administered by the Incentive Plan Committee. In accordance with the provisions of the Plan, the Incentive Plan Committee shall, in its sole discretion, select Participants from among the Eligible Employees to whom Awards will be granted, the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Incentive Plan Committee may deem necessary or desirable and consistent with the terms of the Plan. The Incentive Plan Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Incentive Plan Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Incentive Plan Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Incentive Plan Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Incentive Plan Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

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                                    SECTION 4
                                  PARTICIPATION

      Participants in the Plan shall be those Eligible Employees or consultants who, in the judgment of the Incentive Plan Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Incentive Plan Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Written notice shall be given to each Participant, specifying the terms, conditions, rights and duties related to each Award. Each Participant shall enter into an agreement with the Company, in such form as the Incentive Plan Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Incentive Plan Committee, which date shall be the date of any related agreement with the Participant.


                                    SECTION 5
                              AWARDS UNDER THE PLAN

      5.1 Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:

            (a)   Options (Incentive Stock Options or Non-Statutory Stock
Options);

            (b)   Restricted Stock;

            (c)   Performance Units;

            (d)   Stock Bonuses; and

            (e) any other type of Award deemed by the Incentive Plan Committee to be consistent with the purposes of the Plan.

      5.2 Number of Shares. 250,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Incentive Plan Committee may from time to time deem necessary. This authorization shall be increased automatically on each succeeding annual anniversary of the Effective Date by an amount equal to that number of Shares equal to one-half of one percent of the Company's then issued and outstanding Shares. The Shares may be divided among the various Plan components as the Incentive Plan Committee shall determine. Any portion of the Shares added on each succeeding anniversary of the Effective Date which are unused during the Plan Year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan Years, while up to 100% of the Shares to be added in the next succeeding Plan

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Year (calculated on the basis of the current Plan Year's allocation) may be borrowed for use in the current Plan Year. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Shares may be divided among the various Plan components as the Incentive Plan Committee shall determine.

      5.3 Reservation of Shares. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and al other outstanding but unexercised Awards granted under the Plan.

      5.4 Unused and Forfeited Stock. Any Shares that are subject to an Award under the Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Award is exercised and any Shares retained by the Company pursuant to Section 19.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares withheld by the Company in satisfaction of withholding taxes incurred upon the exercise of Incentive Stock Options or as part of the purchase price of the Shares underlying such Incentive Stock Options.

      5.5 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Shares, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, then in relation to the Shares that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan; and (ii) the Shares then included in each outstanding Award.

      5.6 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Shares), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the class of equity for which the dividend or other distribution was made, upon exercise thereof in the case of Options, and the vesting thereof in the case of other Awards. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this
Section 5.6 are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property

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shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

      5.7 Other Changes in Shares. In the event there shall be any change, other than as specified in Sections 5.5 and 5.6, in the number or kind of outstanding Shares or of any stock or other securities into which the Shares shall be changed or for which it shall have been exchanged, and if the Incentive Plan Committee shall in its discretion determine that such change equitably requires an adjustment in the number of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Incentive Plan Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of equity for which a change was effected.

      5.8 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional Shares or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of equity involved, the Shares or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his or her entire Option, or otherwise vested in his or her entire Award. If, upon exercise of any such Option or the vesting of any other Award, the Participant subscribes for the additional Shares or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Shares or other securities.

      5.9 General Adjustment Rules. If any adjustment or substitution provided for in this Section 5 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Option, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Incentive Plan Committee to reflect the greater or lesser number of Shares or other securities into which the Shares subject to the Option may have been changed.

      5.10 Determination by Incentive Plan Committee. Adjustments under this
Section 5 shall be made by the Incentive Plan Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

      5.11 Individual Limitations on Awards. The fair market value of any Award that may be granted pursuant to the Plan to any one employee in any Plan Year shall not exceed $500,000.

      5.12 Treatment of Predecessor Plan. The Plan shall serve as the successor to the Predecessor Plan, and no further Awards shall be made under the Predecessor Plan after the Effective Date. Each outstanding Award under the Predecessor Plan shall continue to be governed solely by the terms of the documents evidencing such Award, and no provision of the

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Plan shall affect or modify the rights or obligations of the holder of an Award granted pursuant to the Predecessor Plan.


                                    SECTION 6
                          REORGANIZATION OR LIQUIDATION

      In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 13 do not apply, the Incentive Plan Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Incentive Plan Committee or the board of directors of the corporation assuming the obligations of the Company may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Incentive Plan Committee or the board of directors of the corporation assuming the obligations of the Company may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards. The Incentive Plan Committee may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Incentive Plan Committee or the board of directors of the corporation assuming the obligations of the Company may be made generally with respect to all Participants or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 6 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.


                                    SECTION 7
                                  STOCK OPTIONS

      7.1 Grant of Options. A Participant may be granted one or more Options. The Incentive Plan Committee in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. Consultants may only be awarded Non-Statutory Options. Eligible Employees may be awarded Incentive Stock Options, Non-Statutory Options, or both. The Incentive Plan Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time (which

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Options may or may not be evidenced in the same option agreement) or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

      7.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Option Holder"), and which agreement shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Incentive Plan Committee may consider appropriate in each case.

            (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Incentive Plan Committee. The aggregate Fair Market Value (as determined on the date of grant) of the Shares relating to Incentive Stock Options exercisable for the first time in any one calendar year by any single Option Holder, under the Plan or otherwise, shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Option(s) are exercisable for the first time by an Option Holder during any calendar year exceeds $100,000, then the Option(s) for the first $100,000 worth of Shares to become exercisable in such calendar year will be deemed Incentive Stock Option(s) and the Option(s) that become exercisable in such calendar year for the number of Shares which have a Fair Market Value in excess of $100,000 will be deemed to be Non-Statutory Option(s). In the event that the Internal Revenue Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

            (b) Price. The exercise price of an Option will be determined by the Incentive Plan Committee when the Option is granted and may not be less than 85% of the per share Fair Market Value of the Shares subject to such Option; PROVIDED, HOWEVER, that the exercise price of each Incentive Stock Option shall be not less than 100% of the per share Fair Market Value of the Shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to a Ten Percent Stockholder must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Payment for the Shares purchased shall be made in accordance with Section 12 of the Plan.

            (c) Duration of Options. Each stock option agreement shall state the period of time, determined by the Incentive Plan Committee, within which the Option may be exercised by the Option Holder (the "Option Period").

                  (i) The Option Period must expire, in all cases, not more than ten years from the date an Option is granted.

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                  (ii) The Option Period of an Incentive Stock Option granted to a Ten Percent Stockholder must expire not more than five years from the date such an Option is granted.

            (d) Vesting of Options. Each stock option agreement shall also state the periods of time, if any, as determined by the Incentive Plan Committee, when incremental portions of each Option shall vest.

            (e) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Incentive Plan Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

                  (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(e), "cause" shall mean a gross violation, as determined by the Board, of the Company's established policies and procedures. The effect of this subsection 7.2(e)(i) shall be limited to determining the consequences of a termination, and nothing in this subsection 7.2(e)(i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                  (ii) If the Option Holder dies, or if the Option Holder becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue
Code), during the Option Period while still employed, or within the three-month period referred to in (iv) below, the Option may be exercised (a) in the case of death, by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter, and (b) in the case of disability, by the Option Holder or guardian within twelve months following the Option Holder's disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the number of Shares exercisable on or before the date of the Option Holder's death or disability (provided that such exercise must occur within the Option Period).

                  (iii) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the number of Shares exercisable on or before the date of termination of employment.

            (f) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's

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lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

            (g) Exercise. Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Incentive Plan Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Shares shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Shares shall be paid in full by any of the methods or any combination of the methods set forth in Section 12 below. A properly executed certificate or certificates representing the Shares shall be issued by the Company and delivered to the Option Holder. If certificates representing Shares are used to pay all or part of the Option Price, separate certificates for the same number of Shares shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

            (h)   Withholding.

                  (i) Non-Statutory Options. Each stock option agreement covering Non-Statutory Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws, including payment of such amounts through delivery of Shares to the Company or by withholding by the Company of Shares to be issued under the Option, as provided in Section 19.

                  (ii) Incentive Stock Options. In the event that a Participant makes a disposition (as defined in Section 424(c)(3) of the Internal Revenue
Code) of any Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office in Denver, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

            (i) Adjustment of Options. Subject to the limitations contained in Sections 7 and 18, the Incentive Plan Committee may make any adjustment in the Option Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an

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Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Incentive Plan Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.

      7.3 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided in Section 5.


                                    SECTION 8
                             RESTRICTED STOCK AWARDS

      8.1 Awards Granted by Incentive Plan Committee. A Participant may be granted one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Incentive Plan Committee.

      8.2 Form of Restricted Stock Award. Each Restricted Stock Award shall be evidenced by a written equity award agreement that shall be entered into by the Company and the Participant to whom the Award is granted. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the equity award agreement evidencing the offer to purchase the Restricted Stock and full payment for the Shares to the Company within 90 days from the date such Award Agreement is tendered to such Eligible Employee. If such Eligible Employee does not execute and deliver such equity award agreement along with full payment for the Shares to the Company within such 90 day period, then such offer will terminate, unless otherwise determined by the Incentive Plan Committee.

      8.3 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him or her under Section 8.1 shall be subject to the restrictions set forth in the equity award agreement, including but not limited to his or her continuous employment by the Company for a restriction period specified by the Incentive Plan Committee, or the attainment of specified performance goals and objectives, as may be established by the Incentive Plan Committee with respect to such Award. The Incentive Plan Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award.

      8.4 Privileges of a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Section 8 upon his or her becoming the holder of

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record of such Shares; provided, however, that the Participant's right to sell, encumber or otherwise transfer such Shares shall be subject to the limitations of Section 15 hereof.

      8.5 Enforcement of Restrictions. The Incentive Plan Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.3 and 8.4:

            (a) Placing a legend on the stock certificates referring to the restrictions;

            (b) Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

            (c) Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

      8.6 Purchase Price. The price of Shares sold pursuant to an Restricted Stock Award will be determined by the Incentive Plan Committee on the date such Award is granted. Payment for the Shares purchased shall be made in accordance with Section 11 of the Plan.

      8.7 Termination of Employment, Death, Disability, Etc. In the event of the death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of a Participant, all employment period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such awards shall become fully nonforfeitable. Subject to Sections 6 and 12, in the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

                                    SECTION 9
                                PERFORMANCE UNITS

      9.1 Awards Granted by Incentive Plan Committee. A Participant may be granted Performance Units. Each Award of Performance Units shall be subject to the terms and conditions set forth in this Section 9 and such other terms and conditions, as shall be embodied in an award agreement, in such form and substance as is approved by the Incentive Plan Committee.

      9.2 Amount of Award. The Incentive Plan Committee shall establish a maximum amount of a Participant's Performance Unit Award, which amount shall be denominated in Shares and/or dollars.

      9.3 Communication of Award. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Incentive Plan Committee shall be given to a Participant as soon as practicable after approval of the Award by the Incentive Plan Committee.

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

      9.4 Amount of Award Payable. The Incentive Plan Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Incentive Plan Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Incentive Plan Committee. The Incentive Plan Committee shall establish the method for computing the amount of an Award payable to a Participant upon satisfaction of each of the performance targets, and shall designate the Participants who are eligible for such Awards, within 90 days after the commencement of the Performance Cycle to which the Awards relate or, if earlier, before 25 percent of such Performance Cycle has elapsed. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Each performance target and the methods for computing the amount of the Award to which a Participant shall be entitled as a result of the achievement of one or more performance targets, shall be stated in terms of an objective formula or standard. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.5) at the full or maximum amount specified with respect to the Award. The Incentive Plan Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 9.5) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

      9.5 Adjustments. At any time prior to payment of an Award of Performance Shares or Performance Units, the Incentive Plan Committee may adjust previously established performance targets or other terms and conditions including, but not limited to, the proportion of cash and/or Shares in such Performance Unit, to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures, or such other events as the Incentive Plan Committee deems appropriate, in its sole discretion.

      9.6 Payments of Awards. Following the conclusion of each Performance Cycle, the Incentive Plan Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Incentive Plan Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination thereof. Payment shall be made in a lump sum or installments, as determined by the Incentive Plan Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Incentive Plan Committee.

      9.7 Termination of Employment. If a Participant ceases to be a Employee before the end of a Performance Cycle by reason of his or her death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue
Code), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an employee. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award

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

computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.


                                   SECTION 10
                                  STOCK BONUSES

      10.1 Awards of Stock Bonuses. A Stock Bonus is an Award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Affiliated Corporation. A Stock Bonus may be awarded for past services already rendered to the Company or Affiliated Corporation pursuant to an award agreement (the "Stock Bonus Agreement") that will be in such form as the Incentive Plan Committee will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Stock Bonus Agreement as the Incentive Plan Committee will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, any Affiliated Corporation and/or individual performance factors or upon such other criteria as the Incentive Plan Committee may determine.

      10.2 Terms of Stock Bonuses. The Incentive Plan Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is to be earned upon the satisfaction of performance goals set forth in a Stock Bonus Agreement, then the Incentive Plan Committee will:

            (a) determine the nature, length and starting date of any performance period for each Stock Bonus;

            (b) select the performance factors to be used to measure the performance, if any; and

            (c) determine the number of Shares that may be awarded to the Participant.

      Prior to the payment of any Stock Bonus, the Incentive Plan Committee shall determine the extent to which such Stock Bonuses have been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Incentive Plan Committee. The Incentive Plan Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Incentive Plan Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

      10.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Incentive Plan Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Incentive Plan Committee will determine.


                                   SECTION 11
                           PAYMENT FOR SHARE PURCHASES

      11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made in cash, by cashier's check payable to the order of the Company or, where expressly approved for the Participant by the Incentive Plan Committee and where permitted by law:

            (a) by cancellation of indebtedness of the Company to the Participant;

            (b) by delivery to the Company of certificates representing the number of Shares then owned by the Participant, the Fair Market Value of which equals the exercise price, properly endorsed for transfer to the Company; PROVIDED, HOWEVER, that Shares used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Incentive Plan Committee. For purposes of the Plan, the Fair Market Value of any Shares delivered in payment of the exercise price shall be the Fair Market Value as of the exercise date. The exercise date shall be the day that the certificates for the Shares used as payment of the exercise price are delivered;

            (c) by tender of a full recourse promissory note having such terms as may be approved by the Incentive Plan Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Internal Revenue Code; PROVIDED, HOWEVER, that Participants who are not employees of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

            (d) by waiver of compensation due or accrued to the Participant for services rendered;

            (e)   with respect only to purchases by exercise of an Option:

                  (i) if authorized by the Incentive Plan Committee, in its sole discretion, by (x) delivery to the Company of certificates representing Shares previously owned by the Option Holder (whether or not acquired through the prior exercise of a stock option) having a Fair Market Value equal to the aggregate Option Price, properly endorsed for transfer to the Company, or (y) directions to the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a Fair Market Value equal to the Option Price; Fair Market Value of any Shares delivered or withheld in payment of the aggregate Option Price shall be the Fair Market Value as of the close of the last business day immediately preceding the date of the exercise of the Option; or

                  (ii) if authorized by the Incentive Plan Committee, in its sole discretion, by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker, in form satisfactory to the Income Plan Committee, to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Shares or of a loan from the broker to the Option Holder necessary to pay the aggregate Option Price.

            (f)   any combination of the foregoing.

      11.2 Loan Guarantees. In the discretion of the Incentive Plan Committee, the Company may guaranty a third-party loan obtained by a Participant to pay part or all of the exercise price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.


                                   SECTION 12
                                CHANGE IN CONTROL

      12.1 Effect of Change in Control. In the event of a change in control of the Company as defined in Section 13.2, then the Incentive Plan Committee shall accelerate the exercise dates of any outstanding options or make all such Options fully vested and exercisable and may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 17, take any or all of the following actions:

            (a) with respect to outstanding Options:

                  (i) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder;

                  (ii) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the price offered by a third party for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and

                  (iii) make any other adjustments or amendments to the outstanding Options;

            (b) with respect to outstanding Restricted Stock, eliminate all restrictions and deliver Shares free of restrictive legends to any Participant; and

            (c) with respect to outstanding Performance Units, provide for payment of outstanding Performance Units at the maximum award level or any percentage thereof.

      12.2 Change in Control. For purposes of the Plan, a "change in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Mr. Charles R. Harrison [or his transferee upon death or disability] is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3 percent of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


                                   SECTION 13
                        RIGHTS OF EMPLOYEES; PARTICIPANTS

      Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Incentive Plan Committee at the time.


                                   SECTION 14
                                 TRANSFERABILITY

      Except as may be approved by the Incentive Plan Committee, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Incentive Plan Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Incentive Plan Committee with evidence satisfactory to the Incentive Plan Committee of such status.


                                   SECTION 15
                              GENERAL RESTRICTIONS

      15.1 Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his or her own account for investment and not with any present intention or selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

      15.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Incentive Plan Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

      15.3 Restrictions on Shares. The Incentive Plan Committee may provide that Shares issuable upon the exercise of an Award shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such Shares or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which an Award becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

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

                                   SECTION 16
                             OTHER EMPLOYEE BENEFITS

      The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, stock purchase, life insurance or salary continuation plan.


                                  SECTION 17
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board shall have complete and exclusive authority to terminate the Plan. The Board shall also have complete and exclusive authority from time-to-time to amend or modify the Plan; PROVIDED, HOWEVER, that the Board shall obtain stockholder approval if (i) stockholder approval of such amendments or modifications is required under applicable law or (ii) if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.


                                   SECTION 18
                                   WITHHOLDING

      18.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's delivery to the Company of amounts sufficient to satisfy all applicable federal, state and local income and other tax withholding requirements.

      18.2 Withholding With Shares. The Incentive Plan Committee may, in its discretion, provide any or all holders of Non-Statutory Options with the right to use Shares in satisfaction of all or part of the withholding taxes imposed on such holders in connection with the exercise of such Options. Such right may be provided to any holder in either or both of the following formats:

            (a) The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those Shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

            (b) The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more Shares previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.

                                   SECTION 19
                             BROKERAGE ARRANGEMENTS

      The Incentive Plan Committee may, in its discretion, enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of Shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.


                                   SECTION 20
                           NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.


                                        SECTION 21
                               REQUIREMENTS OF LAW

      21.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

      21.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Award.

      21.3 Conflicts. If the terms of a particular stock option agreement or equity award agreement that evidences an Award conflict with the terms of the Plan, the terms of the Plan will control and such Participant will be subject to the terms and conditions of the Plan.

      21.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                       20

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                                   SECTION 22
                              DURATION OF THE PLAN

      The Plan shall be effective on the Effective Date, provided that any Awards that may be issued under the Plan prior to stockholder approval will be issued subject to the approval of the Company's stockholders. The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight of the day which is ten years from the Effective Date. Awards outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms.


                                       21